Exhibit 10.1
                                                                    ------------

                                                January 3, 2008

116 Newark Avenue Corporation
30 Montgomery Street
Jersey City, New Jersey 07302

Attention:  Mr. Frank J. Guarini

        RE:     GSV, Inc. Promissory Note Dated as of November 30, 2005
                -------------------------------------------------------

Dear Sirs:

     This letter describes the terms upon which 116 Newark Avenue Corporation ("Holder") and GSV, Inc. ("GSV") have agreed to amend and restate the Promissory Note dated as of November 30, 2005 (the "Original Note") issued by GSV to Holder. In consideration of our mutual agreements, we have agreed as follows:

     1. GSV will pay all accrued and unpaid interest on the Original Note through the date of this letter. GSV will make the interest payment promptly following Holder's execution of this letter by certified check payable to the order of the Holder, delivered to the above address.

     2. The Original Note will be amended and restated in the form of Exhibit A hereto (the "Substitute Note"), which shall in all respects substitute for the Original Note and be deemed definitively to implement paragraphs 3 through 4 below and shall be executed and delivered by GSV to the Holder contemporaneously with this letter, together with delivery by GSV to the Holder of the executed consent of Polystick U.S. Corporation in the form of Exhibit B hereto.

     3. GSV will pay the Substitute Note's outstanding principal balance of $356,249.04 in 24 consecutive monthly installments, consisting of 24 payments of $14,843.71 (each, a "Monthly Installment"). GSV will pay each Monthly Installment on or before the 20th day of the month (each such payment date, a "Monthly Installment Date"), beginning in January 2008. The Maturity Date of the Substitute Note shall be December 20, 2009.

     4. Except as set forth in this paragraph 4, no further interest will accrue on the outstanding principal balance of the Substitute Note from and after the date hereof. Notwithstanding the foregoing, if and only if any Monthly Installment is not received by Holder by the tenth
          (10th) day after any Monthly Installment Date (the "Trigger Date"):

          (a) interest at the rate of 7% per annum shall be deemed to have begun to accrue from the date of this letter on the then unpaid principal balance of the Substitute Note, and shall continue to accrue until all principal and accrued interest on the Substitute
               Note is paid in full; and
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          (b)  all  interest  that is accrued and unpaid as of the Trigger  Date shall be immediately due and payable on the Trigger Date; and
          (c) with each Monthly Installment following the Trigger Date, GSV will pay all then accrued and unpaid interest on the unpaid principal balance of the Substitute Note through the relevant Monthly Installment Date.

     In connection with the foregoing, GSV and Holder hereby represent and warrant to each other each and every matter set forth in clauses (i) through
(iv), inclusive of Paragraph (a) of Section 7 of the Termination Agreement (as defined in the Original Note) as if set forth herein and as if each reference thereunder to the Agreement were deemed a reference to this letter and the Substitute Note. GSV has contemporaneously herewith executed and delivered to Holder a certified copy of resolutions duly adopted by its board of directors, which remain in full force and effect, authorizing the execution and delivery of this letter and the Substitute Note.

     We may execute this amendment by separate instruments, both of which will constitute one binding agreement on us. We will deem facsimile signatures originals for the purposes of this amendment.

     Please feel free to contact me with any questions. Otherwise, please sign below to indicate Holder's acceptance of this amendment, and fax or mail your acceptance back to me.

                                        Sincerly,

                                        GSV, INC.


                                        Gilad Gat
                                        President


ACCEPTED AND AGREED:

116 NEWARK AVENUE CORPORATION


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